                                Exhibit (11)(d)
                                --------------

Sublicense Agreement by and among PFL Life Insurance Company, First Trust Advisors L.P. and Dow Jones & Company, Inc.

                             SUBLICENSE AGREEMENT

     This Sublicense Agreement (the "Sublicense Agreement"), dated as of June 15, 1998, is made by and among PFL Life Insurance Company, on behalf of PFL Endeavor Target Account, a separate account established by the Board of Directors of PFL Life Insurance Company (the "Sublicensee"), First Trust Advisors L.P. ("Licensee") and Dow Jones & Company, Inc. ("Licensor").

     WHEREAS, pursuant to that certain License Agreement dated as of November 11, 1997, as amended, by and between Licensor and Licensee (the "License Agreement"), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (the "Dow Jones Marks") in connection with the issuance, distribution, marketing and/or promotion of the specific products described in Appendix A attached to the License Agreement and incorporated herein (the "Products");

     WHEREAS, Sublicensee wishes to issue and/or sell the Products and to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products; and

     WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. License. Pursuant to Section 1(d) of the License Agreement, Licensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Dow Jones Marks in connection with the issuance, distribution, marketing and/or promotion of the specific Products described in Appendix A to the License Agreement.

     2. Term. The term of the Sublicense Agreement (the "Sublicense Term") shall commence as of the effective date set forth above and shall remain in full force and effect for the term of the License Agreement unless (i) terminated earlier automatically upon termination of the Investment Advisory Agreement dated June 15, 1998 between Licensee and Endeavor Investment Advisors, or (ii) extended upon the mutual consent of all three (3) parties hereto.

     3. Sublicensee Obligations. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding Schedule B) and agrees to be bound to Licensor and Licensee under this Agreement as if Sublicensee were the Licensee under the License Agreement by all of the provisions therein including without limitation, all of the provisions imposing any obligations on the Licensee (including without limitation the indemnification obligations in Section 9), insofar as such provisions relate to or such obligations arise out of or relate to the Products to be issued, marketed and/or sold by the Sublicensee as described in Appendix A to the License Agreement,
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other than the obligation to pay the License Fees imposed by Section 3 of the
License Agreement, which shall be paid by Licensee.

     4. Sublicensee as Principal. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 4 hereof are as a principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

     5. Governing Law. This Sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

                                       PFL LIFE INSURANCE COMPANY,
                                       on behalf of PFL Endeavor Target Account


                                       /s/ Ronald L. Ziegler
                                       -----------------------------------------

                                       By: Ronald L. Ziegler
                                          --------------------------------------

                                       Title: VP & Actuary
                                             -----------------------------------


                                       FIRST TRUST ADVISORS, L.P.


                                       -----------------------------------------

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       DOW JONES & COMPANY, INC.

                                       /s/ David E. Moran
                                       -----------------------------------------

                                       By: David E. Moran
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------